Exhibit 10.24

MUTUAL GENERAL RELEASE AGREEMENT

This Mutual General Release Agreement (“Agreement”) is made by and among John T. Butters and Lisa C. Butters (together, the “Butters”), on the one hand, and EMulate Therapeutics, Inc. (the “Company” or “EMulate,” formerly known as Nativis, Inc.), on the other hand, as of February 6, 2023. The Butters and EMulate are referred to in this Agreement together as the “Parties.” Capitalized terms used in this Agreement without other definition have the meanings set forth in the Separation Agreements and Eighteenth Deferral Agreement, as each is defined below.

RECITALS

A. EMulate and each of the Butters entered into a Confidential Separation Agreement and General Release executed on September 30, 2016 (the “Separation Agreements”) pursuant to which, among other things, EMulate was obligated to make certain payments to the Butters under the Separation Agreements, which payments were not timely made.

B. EMulate and the Butters have entered into a number of deferral agreements, the last of which is the Eighteenth Deferral Agreement as of December 31, 2022 (“Eighteenth Deferral Agreement”), pursuant to which the Butters have agreed to refrain from pursuing their current rights and remedies against EMulate, including filing of the First Confession of Judgment Documents and the Second Confession of Judgment Documents or the Consolidated CoJ Documents provided by EMulate to the Butters in connection with the Prior Deferral Agreements, and the Butters instead have agreed to additional periods of time for EMulate, at or prior to the expiration of such additional periods, and currently through March 3, 2023, to fully satisfy EMulate’s obligations to the Butters, including EMulate’s obligations under the 2017 Payments and the Award, the 2018 Payments and the 2019 Payments, all as reflected in the Consolidated CoJ Documents.

C. Subject to the reservations of certain rights set forth below, the Parties desire to release all claims that they may have against each other as provided in this Agreement.

1

AGREEMENT

NOW THEREFORE, in consideration of the promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Release of Claims; Affirmations.

(a) EXCEPT FOR CLAIMS THAT MAY SUBSEQUENTLY ARISE IN FAVOR OF THE BUTTERS AS AGAINST THE COMPANY FOR BREACH OF THIS AGREEMENT, THIS AGREEMENT CONSTITUTES A GENERAL RELEASE OF ALL CLAIMS BY THE BUTTERS FOR THE BENEFIT OF THE COMPANY AND CERTAIN OF ITS REPRESENTATIVES. The Butters, on their own behalf, and on behalf of their respective heirs, family members, executors, administrators, attorneys, representatives, and assigns, hereby fully and forever release the Company and its legal representatives, officers, directors, fiduciaries, employees, shareholders and holders of any other equity of the Company, insurers, agents, consultants, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, both in their individual and, as relevant, their corporate, capacities (collectively, the “Company Releasees”), of and from any and all claims and causes of action, demands, duties, obligations, agreements, promises, liabilities, damages, costs, and/or fees (“Claims”), known or unknown, suspected or unsuspected, arising out of or relating to their respective relationships with the Company, arising through the date of this Agreement, including, but not limited to, all Claims released under the Separation Agreements, and all Claims arising under, in connection with, or related to their respective Separation Agreements, their respective Employment Agreements, the Eighteenth Deferral Agreement, all Prior Deferral Agreements, and any other agreement between either or both of the Butters and the Company. Notwithstanding the foregoing, the Release of Claims by the Butters shall not apply to claims that may subsequently arise in favor of one or more of the Butters or West Boulder LLC as against Company Releasees under this Agreement.

(b) EXCEPT FOR CLAIMS THAT MAY SUBSEQUENTLY ARISE IN FAVOR OF THE COMPANY AS AGAINST THE BUTTERS FOR BREACH OF THIS AGREEMENT, THIS AGREEMENT CONSTITUTES A GENERAL RELEASE OF ALL CLAIMS BY THE COMPANY FOR THE BENEFIT OF THE BUTTERS, WEST BOULDER LLC, AND THEIR AFFILIATED ENTITIES AND REPRESENTATIVES. The Company, on its own behalf, and on behalf of its affiliates, divisions, subsidiaries, predecessor and successor entities, and assigns, and each of their respective officers, directors, attorneys, representatives, and assigns, hereby fully and forever release the Butters and their legal representatives, heirs, family members, administrators and successors, and affiliated entities, including officers, directors, fiduciaries, employees, shareholders and holders of any other equity of the Butters’ affiliated entities, insurers, agents, consultants, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, both in their individual and, as relevant, their corporate, capacities (collectively, the “Butters Releasees”), of and from any and all claims and causes of action, demands, duties, obligations, agreements, promises, liabilities, damages, costs, and/or fees (“Claims”), known or unknown, suspected or unsuspected, arising out of or relating to their respective relationships with the Butters, arising through the date of this Agreement, including, but not limited to, all Claims released under the Separation Agreements, and all Claims arising under, in connection with, or related to their respective Separation Agreements, their respective Employment Agreements, the Eighteenth Deferral Agreement, all Prior Deferral Agreements, and any other agreement between either or both of the Butters and the Company. Notwithstanding the foregoing, the Release of Claims by the Company shall not apply to claims that may subsequently arise in favor of EMulate as against one or more of the Butters Releasees under this Agreement.

(c) The Parties each understand and agree that, to the fullest extent permitted by law, they are precluded from filing or pursuing any legal or equitable claim of any kind against any of the foregoing releasees based on acts or events prior to the date of this Agreement, in any federal, state, or municipal court, administrative agency, arbitration, or other tribunal, arising out of any of the Claims that they have waived by virtue of executing this Agreement. The Parties will not file or pursue any such legal or equitable claims and, if they (or either of them) do pursue any such claim(s), they waive any right to receive monetary recovery and acknowledge and agree to reimburse the other Party for any and all fees and costs incurred by the other Party and/or its representatives related to any such claim. By their signatures below, the Parties each represent that, other than the claims and actions identified in the Recitals above which are specifically released hereby, they have not filed any such legal claims against any of the other Parties’ respective releasees in any federal, state, or municipal court, administrative agency, or other tribunal.

2

(d) Nothing in this Agreement will be construed to waive any claims that cannot be waived as a matter of law; nor does this Agreement waive, release, impair or restrict in any way the Butters’ rights as shareholders of the Company. In addition, this Agreement does not prevent either of the Butters from filing an administrative charge against any Company Releasee that may not be released as a matter of law; however, the Butters each agree that they will not be entitled to recover any monetary payments or other individual benefits in any such proceeding.

2. Fees and Costs. Except as may otherwise be specified herein or in the Consulting Agreement, the Parties will each bear their own costs, expert fees, attorneys’ fees, and other fees incurred in connection with the execution of this Agreement.

3. Consultation With Counsel; No Reliance. The Parties represent to each other that they each have had the opportunity to consult with an attorney, at their own expense, and have carefully read and understand the scope and effect of the provisions of this Agreement. None of the Parties has relied upon any representations or statements made by any other Party which are not specifically set forth in this Agreement.

4. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision. THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE PROVISIONS IN THIS PARAGRAPH APPLY TO EACH AND ALL OF THE RELEASES OF CLAIMS IDENTIFIED ABOVE IN SECTION 1(a) AND SECTION 1(b).

5. Entire Agreement. The Parties each agree that this Agreement is a full and accurate embodiment of the understanding and agreement between them, and that it supersedes in their entireties any prior agreements or understandings made by the Parties, including but not limited to any employment agreement and separation agreement between them, except with respect to the relevant provisions of Company’s 2002 Stock Incentive Plan with respect to any outstanding unexercised options which either of the Butters may hold or any subsequent agreement between the Parties. The terms of this Agreement may not be modified, except by mutual consent of the Parties. Any and all modifications must be reduced to writing and signed by the Parties to be effective.

6. Governing Law and Venue. This Agreement will be deemed to have been executed and delivered within the state of Washington, and will be construed, interpreted, governed, and enforced in accordance with the laws of the state of Washington without regard to choice of law principles. In the event of any dispute in connection with this Agreement, the venue shall be a court of competent jurisdiction in King County, Washington, and the Parties expressly waive any objections to such venue on all bases, including (but not limited to) personal jurisdiction, venue or inconvenience.

3

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. The execution of this document may be effectuated through a signature submitted via .pdf, .Tif, facsimile or similar electronic means, and any such document shall be considered an original signature document and have the same legal force and effect of as signed original.

8. Good Faith Compliance. The Parties will cooperate in good faith and to do all things necessary to effectuate this Agreement.

9. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of any of the Parties hereto, with the full intent of releasing all claims, except as expressly reserved, as provided herein.

10. Effective Date of Rights. The parties acknowledge and agree that this Agreement is made and is effective as of the date specified in the first paragraph of this Agreement. Notwithstanding, the Parties acknowledge and agree that the Releases of Claims specified above in Section 1(a)-(c) shall not become effective until the date the shares of the Company to be issued through an initial public offering begin trading on the NASDAQ. To the extent that such issuance is cancelled or terminated for any reason, then this Agreement will be cancelled and terminated in its entirety.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Date signed: February 6, 2023
EMulate Therapeutics, Inc.
Chris E. Rivera
Its: President and CEO

Date signed: February 6, 2023
John T. Butters

Date signed: February 6, 2023
Lisa C. Butters

4